2600  Citadel  Plaza  Drive
P.O.  Box  924133
Houston,  Texas  77292-4133
(713)  866-6000
(713)  866-6049  FAX
2600  Citadel  Plaza  Drive
P.O.  Box  924133
Houston,  Texas  77292-4133
(713)  866-6000
(713)  866-6049  FAX


                               [GRAPHIC  OMITED]




NEWS  RELEASE
-------------
                               Information:  Kelly
                                 (713)  866-6050
----------------------------------------------------------------------------

                      WEINGARTEN REALTY INVESTORS ANNOUNCES
                       FIRST QUARTER EARNINGS   .FUNDS FROM
                         OPERATIONS SHOW 15.3% INCREASE
                         ------------------------------

Houston, Texas, April 19, 2001: Weingarten Realty Investors (NYSE:WRI) announced today the results of its first quarter, ended March 31, 2001.

     * Funds from Operations (FFO) increased to $31.8 million from $27.5 million for the first quarter in 2000, a 15.3% increase. On a diluted per share basis, FFO increased to $1.05 per share as compared to $1.03 per share the previous year. The Company reported that the dilutive effect on funds from operations per share from its common equity offering was exaggerated due to the two-month time lapse between the offering on January 29, 2001 and the closing of the California portfolio on April 2, 2001. Excluding the dilutive effect of the common equity offering, funds from operations would have been $1.11 per share, an increase of 7.8% over the same quarter in 2000. The Company said it remains committed to the 8-10% FFO per share annual growth objective and expects to meet the street's FFO expectations for the year 2001.

     * Rental revenues for the first quarter of 2001 were $72.7 million, up from $62.2 million for the first quarter of 2000 for a 17% increase.

     * Net income increased to $25.4 million or $.68 per diluted share as compared to $19.5 million or $.54 per diluted share in 2000. Included in net income for 2001 is the gain on the sale of a shopping center of $4.3 million. No comparable transaction occurred in the first quarter of 2000.

     * Occupancy of the overall portfolio was reported at 92.3% for the first quarter of 2001, up from 92.1% for the same quarter in 2000. Occupancy for the retail properties stood at 92.5% at the end of the first quarter as compared to 91.5% for the same quarter of the prior year. For the industrial properties, occupancy was reported at 91.6%, as compared to 94.1% reported for the first quarter of 2000.

     * The Board of Trust Managers declared a dividend of $.79 per common share for the first quarter of 2001, up from $.75 per common share in 2000. On an annualized basis, this represents a dividend of $3.16 per share as compared to $3.00 per share for the prior year, a 5.3 % increase. The dividend is payable on June 15, 2001 to shareholders of record on May 18, 2001.

In announcing the results for the first quarter, Drew Alexander, President and Chief Executive Officer attributed the strong results to acquisitions and new development brought on-line and to increased rental revenues from the existing portfolio. He noted that the Company completed 205 new leases or renewals totaling 1.0 million square feet with an average increase of 8.1% in the rental rates on a same-space basis. Net of capital costs, rental rates increased 6.8%.

Alexander also noted that three major accomplishments were complete during the first quarter.

     * The Company completed a successful common equity offering in January raising $188 million. This was the Company's first common equity offering since 1993.

     * The Company acquired (actual closing on April 2, 2001) 19 supermarket-anchored shopping centers in California. The properties were purchased from Burnham Pacific Properties, Inc. for $277.5 million including the assumption of $132 million of debt. Located in the Sacramento/San Francisco Bay area (13) and the Los Angeles area (6), the properties added approximately 2.5 million square feet to the portfolio.

     * In February, the Company completed its largest single asset purchase by acquiring the 488,000 square foot Colonial Plaza in Orlando, Florida. The $54 million investment features a multitude of nationally, well-known retailers including Barnes and Noble, Old Navy, Stein Mart, Linens 'N
     Things, Marshall's, Babies 'R' Us, Staples, Ross Dress For Less, Rhodes, Circuit City and Just for Feet. Colonial was the third acquisition for the Company in the state of Florida.

Alexander also reported that the Company currently has fourteen new developments under way including three with its Denver, Colorado joint venture partner. Other locations, according to Alexander, are located in the Dallas, Texas area, Las Vegas, Nevada, Phoenix, Arizona and several cities in the state of Louisiana. Alexander further noted that the Company also completed the purchase of land in Chandler, Arizona (a suburb of Phoenix) for another new development that will be adjacent to a Target store. He noted that, including the Chandler development, the new developments would represent an investment of approximately $152 million, of which approximately $75 million will be invested in 2001. Alexander reported that these new developments are expected to come on-line beginning in early 2001 through mid 2002.

"The first quarter, has, without question, been the most exciting in our 53 year history," stated Alexander. "And, we are very optimistic about the remainder of the year as we continue to discover quality acquisitions, create anchored development opportunities and work to maximize the potential of our existing portfolio. At the same time, we are making great progress on integrating the California properties into our operations", he concluded.

The Board of Trust Managers also declared dividends on the Company's preferred shares. The 7.44% Series A Cumulative Redeemable Preferred Shares (NYSE:WRIPrA) dividend of $.465 per share is payable on July 2, 2001 to shareholders of record on June 15, 2001. The 7.125% Series B Cumulative Redeemable Preferred Shares dividend of $.4453 per share is payable on June 15, 2001 to shareholders of record on June 1, 2001 and the 7.00 Series C Cumulative Redeemable Preferred Shares (NYSE:WRIPrC) dividend of $.875 per share is payable on June 15, 2001 to shareholders of record on June 1, 2001.

The Company also announced that it will host a live web cast of its quarterly conference call on Monday, April 23, 2001 at 9:00 AM, Central Time. The web cast can be accessed via the Company's web site at www.weingarten.com. A Post
                                                     ------------------
View is also available at the site starting approximately two hours following the live call or can be heard by calling 800-257-4607, identification number 18187520 for the following 24 hours.

Weingarten Realty Investors is a Houston, Texas based real estate investment trust with 274 income-producing properties in 15 states that span from coast to coast in the southern half of the United States. Included in the portfolio are 217 neighborhood and community shopping centers, 55 industrial properties, one multi-family complex and one office building aggregating close to 33 million square feet. Listed on the New York Stock Exchange, the Company's common shares are traded under the symbol, "WRI".

                                       ##

STATEMENTS INCLUDED HEREIN THAT STATE THE COMPANY'S OR MANAGEMENT'S INTENTIONS, HOPES, BELIEFS, EXPECTATIONS OR PREDICATIONS OF THE FUTURE ARE "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WHICH BY THEIR NATURE, INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED AS IMPLIED BY SUCH STATEMENTS. REFERENCE IS MADE TO THE COMPANY'S REGULATORY FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION FOR INFORMATION OR FACTORS, WHICH MAY IMPACT THE COMPANY'S PERFORMANCE.


For  more  news on the Company, please visit our web site at www.weingarten.com.
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